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                                                                EXHIBIT 10.1(a)





                               AMENDMENTS TO THE
                   1985 LONG-TERM INCENTIVE PLAN (THE "PLAN")
              APPROVED BY BOARD OF DIRECTORS ON MARCH 26, 1997 AND
                           SHAREHOLDERS ON MAY 8, 1997




     Section 2 of the Plan is amended by adding a new sentence immediately following the first sentence of said Section to read as follows: "Each member of the Committee shall be an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended."

     Section 5 of the Plan is amended by adding a new sentence immediately following the first sentence of said Section to read as follows: "The aggregate number of shares with respect to which Options and stock appreciation rights can be granted under Sections 5 and 9 of the Plan to any one individual during any calendar year shall not exceed 100,000, subject to adjustment pursuant to
Section 14 hereof."

     Section 6 of the Plan is amended by adding a new sentence immediately following the second sentence of said Section to read as follows: "The fair market value shall mean the average of the high and low prices per share of the Common Stock on the principal United States securities exchange on which the Common Stock is listed or, if not so listed, on the National Association of Securities Dealers Automated Quotations System or any successor system then in use, on the date of grant or, if there are no sales on such date, on the next succeeding day on which there are sales."

     Section 10 of the Plan is amended by amending and restating subparts (a) through (c) to read as follows (the new language is in bold type):

     "(a) A participant's right to exercise any Option or stock appreciation right and right of a non-executive director to exercise any Option (Options and stock appreciation rights collectively referred to in subparts (a) through (d) only of this section as "Option") shall terminate on the earliest of the following dates:

          (1)  Ten years after the date the Option is granted.


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          (2)  Three months after the date the participant shall cease to be employed by the Company or a subsidiary, or, if a non-executive director, the non-executive director shall cease to be a director of the Company, unless such cessation of employment or as a director is by reason of the participant's or non-executive director's RETIREMENT OR death or unless death occurs within such three months. "RETIREMENT" MEANS RETIREMENT FROM EMPLOYMENT WITH THE COMPANY OR A SUBSIDIARY OR CESSATION OF SERVICE AS A DIRECTOR OF THE COMPANY (i) AT OR AFTER AGE 55 BUT PRIOR TO AGE 65 AND WITH THE APPROVAL OF THE COMMITTEE OR (ii) AT OR AFTER AGE 65. ANY PARTICIPANT WHO RETIRES FROM EMPLOYMENT AT OR AFTER AGE 55 BUT PRIOR TO AGE 65 SHALL INFORM THE COMMITTEE IN WRITING AS TO WHETHER SUCH PARTICIPANT INTENDS TO BE EMPLOYED BY, OR OTHERWISE PROVIDE SERVICES TO, ANY COMPETITOR OF THE COMPANY OR A SUBSIDIARY AND SHALL PROVIDE THE COMMITTEE WITH ANY OTHER INFORMATION THAT IT MAY REASONABLY REQUEST. THE COMMITTEE MAY CONSIDER THE INFORMATION PROVIDED BY THE PARTICIPANT AND ANY OTHER AVAILABLE INFORMATION IN DETERMINING WHETHER TO APPROVE THE PARTICIPANT'S RETIREMENT. THE DETERMINATION OF THE COMMITTEE AS TO AN INDIVIDUAL'S RETIREMENT PRIOR TO AGE 65 SHALL BE CONCLUSIVE ON ALL PARTIES.

          (3) SIX MONTHS AFTER THE DATE OF A PARTICIPANT'S OR NON-EXECUTIVE DIRECTOR'S RETIREMENT, UNLESS THE PARTICIPANT OR NON-EXECUTIVE DIRECTOR DIES DURING THAT SIX-MONTH PERIOD.

          (4) Nine months after the date of a participant's or non-executive director's death.

     (b) If a participant's employment by the Company or a subsidiary or directorship, in the case of a non-executive director, ceases for any reason other than RETIREMENT OR death without the participant or non-executive director having fully exercised the Option, the participant or non-executive director shall be entitled within three months (or any later period applicable under paragraph (c)) following the date of such cessation (but not more than ten years from the date such Option was granted) to exercise the Option to the full extent such Option was exercisable on the date of such cessation. IN THE CASE OF A PARTICIPANT'S OR NON-EXECUTIVE DIRECTOR'S RETIREMENT WITHOUT THE PARTICIPANT OR NON-EXECUTIVE DIRECTOR HAVING FULLY EXERCISED THE OPTION, THE OPTION SHALL BECOME FULLY EXERCISABLE FOR UP TO 100% OF THE UNEXERCISED SHARES UNDER THE OPTION, AND THE PARTICIPANT OR NON-EXECUTIVE DIRECTOR SHALL BE ENTITLED WITHIN SIX MONTHS (OR ANY LATER PERIOD APPLICABLE UNDER

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     PARAGRAPH (C)) FOLLOWING THE DATE OF RETIREMENT (BUT NOT MORE THAN TEN
     YEARS FROM THE DATE SUCH OPTION WAS GRANTED) TO EXERCISE THE OPTION TO THE FULL EXTENT SUCH OPTION IS EXERCISABLE.

     (c) If a participant or non-executive director dies while employed by the Company or a subsidiary, or while a director in the case of a non-executive director, or within three months after cessation of such employment or directorship OR WITHIN SIX MONTHS AFTER RETIREMENT, without having fully exercised his Option, such Option SHALL BECOME FULLY EXERCISABLE FOR UP TO 100% OF THE UNEXERCISED SHARES UNDER THE OPTION, AND THE OPTION may be exercised within nine months following such participant's or non-executive director's death (but not more than ten years from the date such Option was granted) by participant's or non-executive director's estate or by a person who acquired the right to exercise such Option by will or the laws of descent, to the full extent such Option IS exercisable."


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